UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2006

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 8, 2006, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended December 31, 2005.

ITEM 7.01     REGULATION FD DISCLOSURE

On March 8, 2006, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended December 31, 2005.

Additionally, on March 8, 2006, Salem Communications Corporation issued a press release announcing 5% growth in 2006 same station national block programming renewals.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated March 8, 2006, of Salem Communications Corporation regarding its results of operations for the quarter ending December 31, 2005.
99.2	Press release, dated February March 8, 2006, of Salem Communications Corporation announcing 5% growth in 2006 same station national block programming renewals.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: March 8, 2006
By: /s/ EVAN D. MASYR
Evan D. Masyr
Vice President of Accounting and Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 8, 2006, of Salem Communications Corporation regarding its results of operations for the quarter ending December 31, 2005.
99.2	Press release, dated February March 8, 2006, of Salem Communications Corporation announcing 5% growth in 2006 same station national block programming renewals.

EXHIBIT 99.1

SALEM COMMUNICATIONS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2005 RESULTS

Fourth Quarter Net Broadcasting Revenue and Station Operating Income

Increase 5.1%

CAMARILLO, CA March 8, 2005 – Salem Communications (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider and magazine publisher targeting audiences interested in Christian and family themes, today announced results for the three month and twelve month periods ended December 31, 2005.

Commenting on the company’s results, Edward G. Atsinger III, president and CEO said, “The fourth quarter was a challenging quarter for the radio broadcast industry, including Salem.  While the radio industry experienced a 3% decline in revenue for the quarter, we posted same station revenue growth of 1% and same station operating income growth of 3%. Our results reflect the absence of almost $1.0 million of political revenue in the fourth quarter of 2005 that we had in the fourth quarter of 2004. Positives for the quarter include the performance of our News Talk stations, which posted 16% same station revenue growth, and our consistent local and national block programming business, which grew revenue by 8% over last year on a same station basis.”

Atsinger continued, “The challenging environment for radio at the end of 2005 has continued into the first quarter of 2006 and is reflected in our first quarter guidance; looking further into 2006 and longer term, we are optimistic. Nearly half of our radio stations are in a start-up or early development stage and we are focused on developing these stations to maturity. We successfully finished our national block programming renewal process with a 5% increase in programming rates. Additionally, we continue to build and solidify our position as the leader in Christian content on the Internet.”

Fourth Quarter 2005 Results

For the quarter ended December 31, 2005 compared to the quarter ended December 31, 2004:

•

Net broadcasting revenue increased 5.1% to $51.5 million from $49.0 million;

•

Operating income increased 11.7% to $12.0 million from $10.7 million;

•

Net income decreased 10.8% to $3.3 million, or $0.13 net income per diluted share, from net income of $3.7 million, or $0.14 net income per diluted share;

•

Station operating income (“SOI”) increased 5.1% to $19.8 million from $18.8 million;

•

EBITDA increased 12.9% to $15.3 million from $13.6 million;

•

Adjusted EBITDA increased 11.6% to $15.1 million from $13.6 million;

•

Same station net broadcasting revenue increased 1.3% to $47.9 million from $47.3 million;

•

Same station SOI increased 3.2% to $19.5 million from $18.9 million; and

•

Same station SOI margin increased to 40.7% from 40.0%.

Included in the results for the quarter ended December 31, 2005 is:

•

A $0.2 million gain from discontinued operations, net of tax, or $0.01 per diluted share.

The results reflect the reclassification of the operations of stations WTSJ (1050 AM) in Cincinnati, Ohio, WBOB (1160 AM) in Florence, Ky. (Cincinnati market), and WBTK (1380 AM) in Richmond, Virginia to discontinued operations for all periods presented. Combined, these three stations had net revenue of approximately $0.3 million for the quarter ended December 31, 2005.

Other comprehensive income of $0.4 million, net of tax, is due to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 25,433,317 diluted weighted average shares for the quarter ended December 31, 2005, and 26,339,542 diluted weighted average shares for the comparable 2004 period.

SOI Margin Composition Analysis

The following analysis, which is for analytical purposes only, has been created by assigning each station in the company’s radio station portfolio to one of four categories based upon the station’s fourth quarter SOI margin. The company believes this analysis is helpful in assessing the portfolio’s financial and operational development.

Three Months Ended December 31,

(Net Broadcasting Revenue and SOI in millions)

	2004				2005
				Average				Average
SOI Margin %	Stations	Revenue	SOI	SOI %	Stations	Revenue	SOI	SOI %
50% or greater	18	$15.2	$9.2	60.7%	19	$20.2	$13.1	64.7%
30% to 49%	33	20.8	8.9	42.5%	29	13.8	5.9	42.9%
0% to 29%	24	6.3	1.0	16.4%	31	10.3	1.9	18.4%
Less than 0%	24	2.5	(0.7)	(26.9%)	23	3.1	(0.8)	(27.2%)
Subtotal	99	44.8	18.4	41.1%	102	47.4	20.1	42.3%
Other	-	4.2	0.4	9.6%	-	4.1	(0.3)	(6.7%)
Total	99	$49.0	$18.8	38.4%	102	$51.5	$19.8	38.4%

Full Year 2005 Results

For the twelve months ended December 31, 2005 compared to the twelve months ended December 31, 2004:

•

Net broadcasting revenue increased 7.9% to $201.0 million from $186.3 million;

•

Operating income increased 13.0% to $43.7 million from $38.7 million;

•

Net income increased 72.7% to $12.7 million, or $0.49 net income per diluted share, from net income of $7.3 million, or $0.29 net income per diluted share;

•

SOI increased 7.2% to $76.8 million from $71.6 million;

•

EBITDA increased 28.5% to $56.6 million from $44.0 million;

•

Adjusted EBITDA increased 6.7% to $57.6 million from $54.0 million;

•

Same station net broadcasting revenue increased 6.0% to $176.0 million from $166.0 million;

•

Same station SOI increased 9.1% to $73.1 million from $67.0 million; and

•

Same station SOI margin increased to 41.5% from 40.4%.

Included in the results for the twelve months ended December 31, 2005 are:

•

A $0.7 million litigation cost ($0.4 million loss, net of tax, or $0.02 loss per share);

•

A $0.5 million loss on disposal of assets ($0.3 million loss, net of tax, or $0.01 loss per share); and

•

A $0.1 million gain from discontinued operations, net of tax.

Included in the results for the twelve months ended December 31, 2004 are:

•

A $3.2 million loss on disposal of assets ($2.0 million loss, net of tax, or $0.08 loss per share);

•

A $6.6 million loss from the early retirement of $55.6 million of the company’s 9.0% senior subordinated notes due 2011 ($4.0 million loss, net of tax, or $0.16 loss per share); and

•

A $0.2 million loss from discontinued operations, net of tax.

The results reflect the reclassification of the operations of stations WTSJ (1050 AM) in Cincinnati, Ohio, WBOB (1160 AM) in Florence, Ky. (Cincinnati market), and WBTK (1380 AM) in Richmond, Virginia to discontinued operations for all periods presented. Combined, these three stations had net revenue of approximately $1.3 million for the year ended December 31, 2005.

Other comprehensive income of $0.3 million, net of tax, is due to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 25,794,875 diluted weighted average shares for the twelve months ended December 31, 2005, and 25,371,649 diluted weighted average shares for the comparable 2004 period.

Balance Sheet

As of December 31, 2005, the company had net debt of $320.7 million and was in compliance with the covenants of its credit facilities and bond indentures. The company’s bank leverage ratio was 4.94 versus a compliance covenant of 6.25 and its bond leverage ratio was 5.35 versus a compliance covenant of 7.0.

Acquisitions and Divestitures

During the quarter ended December 31, 2005, Salem closed the following acquisition transactions:

•

KOTK (1420 AM) in Omaha, Neb. (Omaha-Council Bluffs market) was acquired for $0.9 million on December 7, 2005; and

•

ChurchStaffing.com was acquired for $3.1 million on December 15, 2005.

The following acquisition and divestiture transactions were pending as of December 31, 2005:

•

The Singing News Magazine and its related Internet properties were acquired for $4.4 million on January 1, 2006;

•

WTLN (950 AM) in Orlando, Fla. and WHIM (1520 AM) in Apopka, Fla. (Orlando market) were acquired for $10.7 million on January 23, 2006;

•

WORL (660 AM) in Alamonte Springs, Fla., (Orlando market) was acquired in exchange for Salem’s KNIT (1480 AM) in Dallas, Texas on February 3, 2006;

•

WLQV (1500 AM) in Detroit, Mich., was acquired in exchange for Salem’s WTSJ (1050 AM) in Cincinnati, Ohio, WBOB (1160 AM) in Florence, Ky. (Cincinnati market) and $6.8 million on February 10, 2006;

•

KKFS (103.9 FM) in Lincoln, Calif. (Sacramento market) to be acquired from Bustos Media, which will also pay Salem $0.5 million of additional consideration, in exchange for Salem’s KLMG (94.3 FM) in Jackson, Calif. (Sacramento market) and KBBA (103.3 FM) in Grass Valley, Calif. (the three stations involved in the exchange are now operated under local marketing agreements); and

•

WCCD (1000 AM) in Parma, Ohio (Cleveland market) to be sold for $2.1 million (now operated by the acquirer under a local marketing agreement).

The following acquisition and divestiture transactions were announced after December 31, 2005:

•

CrossDaily.com was acquired for $2.3 million on February 13, 2006; and

•

WBTK (1380 AM) in Richmond, Virginia to be sold for $1.5 million.

Stock Repurchases

During the quarter ended December 31, 2005, the company repurchased 274,542 shares of its Class A common stock for $5.0 million.  As of March 6, 2006, Salem had repurchased 1,475,362 shares of Class A common stock for approximately $24.8 million at an average price of $16.80 per share, and had 24,489,326 shares of its Class A and Class B common stock issued and outstanding.

First Quarter 2006 Outlook

For the first quarter of 2006, Salem is projecting:

•

Net broadcasting revenue to be between $49.0 million and $49.5 million reflecting low single digit growth compared to first quarter 2005 net broadcasting revenue of $47.5 million;

•

SOI to be between $16.8 million and $17.3 million reflecting flat to slightly negative growth compared to first quarter 2005 SOI of $17.3 million; and

•

Net income per diluted share to be between $0.01 and $0.02.

First quarter 2006 outlook includes $0.8 million of non-cash compensation expense related to the adoption of SFAS 123(R) based on stock options currently outstanding.

First quarter 2006 outlook reflects the following:

•

Same station net broadcasting revenue growth in the low single digits compared to first quarter 2005;

•

Same station SOI growth in the low single digits compared to first quarter 2005;

•

Reduced inventory loads at KLTY (94.9 FM), our contemporary Christian music radio station in Dallas;

•

Continued growth from Salem’s underdeveloped radio stations, particularly our News Talk and CCM stations;

•

Fixed costs associated with recently acquired stations in the Detroit, Honolulu, Miami, Omaha, Sacramento and Tampa markets; and

•

The impact of recent acquisition, exchange and divestiture transactions.

Full Year 2006 Outlook

For full year 2006, the company expects corporate expenses of approximately $21.2 million and non-cash compensation expense of $1.6 million related to the adoption of SFAS 123(R) based on stock options currently outstanding. Salem also expects acquisition related and income producing capital expenditures of approximately $9 million and maintenance capital expenditures of approximately $7 million for full year 2006.

Salem will host a teleconference to discuss its results today, March 8 at 1:30 p.m. Eastern Time.  To access the teleconference, please dial 973-582-2734 ten minutes prior to the start time.  The teleconference also will be available via live webcast on the investor relations portion of the company’s website, located at www.salem.cc. If you are unable to listen to the live teleconference at its scheduled time, a replay will be available through March 26, 2006. This replay can be accessed by dialing 973-341-3080, pass-code 7099378 or by visiting the company’s website.

Salem Communications Corporation (Nasdaq: SALM) is a leading U.S. radio broadcaster, Internet content provider and magazine publisher focused on Christian and family themes. In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 1,900 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, a leading Internet provider of Christian content and online streaming; and Salem Publishing™, a leading publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 104 radio stations, including 66 stations in 24 of the top 25 markets. Additional information about Salem may be accessed at the company's website, www.salem.cc.

Media Contact:

Investor / Analyst Contact:

Denise Davis

Eric Jones

Director of Communications

Investor Relations

Salem Communications

Salem Communications

(805) 987-0400 ext. 1081

(805) 987-0400 ext. 1048

denised@salem.cc

ericj@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcasting revenues minus broadcasting operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before loss on early redemption of long-term debt, discontinued operations (net of tax), litigation costs and gain or loss on the disposal of assets.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcasting industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcasting. Station operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2005	2004	2005
	(unaudited)
Net broadcasting revenue	$ 49,010	$ 51,489	$ 186,296	$ 201,049
Other media revenue	2,640	2,975	9,342	10,790
Total revenue	51,650	54,464	195,638	211,839
Operating expenses:
Broadcasting operating expenses	30,197	31,725	114,656	124,246
Other media operating expenses	2,379	2,561	8,600	9,889
Corporate expenses	4,644	4,936	17,480	19,607
Cost of tower relocation denial	746	-	746	-
Litigation costs	-	-	-	650
Depreciation and amortization	3,006	3,298	12,252	13,235
(Gain) / loss on disposal of assets	(45)	(32)	3,240	527
Total operating expenses	40,927	42,488	156,974	168,154
Operating income	10,723	11,976	38,664	43,685
Other income (expense):
Interest income	22	25	171	162
Interest expense	(4,413)	(5,998)	(19,931)	(22,559)
Loss on early redemption of debt	-	-	(6,588)	(24)
Other income (expense), net	(117)	(98)	(116)	(461)
Income before income taxes and discontinued operations	6,215	5,905	12,200	20,803
Provision for income taxes	2,498	2,776	4,654	8,256
Income before discontinued operations	3,717	3,129	7,546	12,547
Discontinued operations, net of tax	(24)	165	(213)	115
Net income	$ 3,693	$ 3,294	$ 7,333	$ 12,662
Other comprehensive income, net of tax	-	436	-	318
Comprehensive income	$ 3,693	$ 3,730	$ 7,333	$ 12,980

Basic income per share before discontinued operations	$ 0.14	$ 0.12	$ 0.30	$ 0.49
Discontinued operations, net of tax	$ -	$ 0.01	$ (0.01)	$ -
Basic income per share after discontinued operations	$ 0.14	$ 0.13	$ 0.29	$ 0.49

Diluted income per share before discontinued operations	$ 0.14	$ 0.12	$ 0.30	$ 0.49
Discontinued operations, net of tax	$ -	$ 0.01	$ (0.01)	$ -
Diluted income per share after discontinued operations	$ 0.14	$ 0.13	$ 0.29	$ 0.49

Basic weighted average shares outstanding	26,228,163	25,376,973	25,220,678	25,735,641
Diluted weighted average shares outstanding	26,339,542	25,433,317	25,371,649	25,794,875

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2004	2005

Assets
Cash	$ 10,994	$ 3,979
Accounts receivable, net	29,535	30,953
Deferred income taxes	4,683	4,047
Other current assets	3,712	4,614
Assets of discontinued operations	2,550	2,207
Property, plant and equipment, net	101,568	117,873
Intangible assets, net	419,335	471,760
Bond issue costs	3,342	2,742
Bank loan fees	3,710	3,709
Fair value of interest rate swap	3,732	743
Other assets	2,213	3,303
Total assets	$ 585,374	$ 645,930

Liabilities and Stockholders' Equity
Current liabilities	$ 20,045	$ 20,658
Long-term debt and capital lease obligations	280,614	326,685
Deferred income taxes	32,715	40,810
Other liabilities	4,363	8,659
Stockholders' equity	247,637	249,118
Total liabilities and stockholders' equity	$ 585,374	$ 645,930

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2005	2004	2005
(unaudited)
Capital expenditures
Acquisition related / income producing	$ 2,329	$ 10,266	$ 11,426	$ 16,010
Maintenance	1,921	732	6,443	6,305

Total capital expenditures	$ 4,250	$ 10,998	$ 17,869	$ 22,315

Tax information
Cash tax expense	$ 80	$ 177	$ 300	$ 341
Deferred tax expense	2,418	2,599	4,354	7,915
894
Provision for income taxes	$ 2,498	$ 2,776	$ 4,654	$ 8,256

Tax benefit of non-book amortization	$ 2,390	$ 4,542	$ 11,199	$ 13,602

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$ 47,265	$ 47,900	$ 166,034	$ 175,971
Net broadcasting revenue - acquisitions / dispositions / format changes	1,745	3,589	20,262	25,078

Total net broadcasting revenue	$ 49,010	$ 51,489	$ 186,296	$ 201,049

Reconciliation of Same Station Broadcasting Operating Expenses to
Total Broadcasting Operating Expenses
Broadcasting operating expenses - same station	$ 28,376	$ 28,405	$ 99,035	$ 102,860
Broadcasting operating expenses - acquisitions / dispositions / format changes	1,821	3,320	15,621	21,386

Total broadcasting operating expenses	$ 30,197	$ 31,725	$ 114,656	$ 124,246

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 18,889	$ 19,495	$ 66,999	$ 73,111
Station operating income - acquisitions / dispositions / format changes	(76)	269	4,641	3,692

Total station operating income	$ 18,813	$ 19,764	$ 71,640	$ 76,803

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2005	2004	2005
		(unaudited)
Reconciliation of Station Operating Income to Operating Income
Station operating income	$ 18,813	$ 19,764	$ 71,640	$ 76,803
Plus:
Other media revenue	2,640	2,975	9,342	10,790
Less:
Other media operating expenses	(2,379)	(2,561)	(8,600)	(9,889)
Litigation costs	-	-	-	(650)
Corporate expenses	(4,644)	(4,936)	(17,480)	(19,607)
Depreciation and amortization	(3,006)	(3,298)	(12,252)	(13,235)
Cost of tower relocation denial	(746)	-	(746)	-
Gain / (loss) on disposal of assets	45	32	(3,240)	(527)

Operating income	$ 10,723	$ 11,976	$ 38,664	$ 43,685

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$ 13,567	$ 15,144	$ 54,040	$ 57,636
Less:
Loss on early redemption of long-term debt	-	-	(6,588)	(24)
Discontinued operations, net of tax	(24)	165	(213)	115
Gain / (loss) on disposal of assets	45	32	(3,240)	(527)
Litigation costs	-	-	-	(650)

EBITDA	13,588	15,341	43,999	56,550
Plus:
Interest income	22	25	171	162
Less:
Depreciation and amortization	(3,006)	(3,298)	(12,252)	(13,235)
Interest expense	(4,413)	(5,998)	(19,931)	(22,559)
Provision for income taxes	(2,498)	(2,776)	(4,654)	(8,256)

Net income	$ 3,693	$ 3,294	$ 7,333	$ 12,662

Salem Communications Corporation
Supplemental Information
(in millions)
	Projected
	Three Months Ending		Three Months
	March 31, 2006		Ended
	Low	High	March 31, 2005
	(unaudited)
Reconciliation of Station Operating Income to Operating Income
Station operating income	$ 16.8	$ 17.3
Plus:
Other media revenue	3.1	3.1
Less:
Other media operating expenses	(3.5)	(3.5)
Corporate expenses	(5.3)	(5.3)
Depreciation and amortization	(3.2)	(3.2)

Operating income	$ 7.9	$ 8.4

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$ 46.9	$ 47.4	$ 46.6
Net broadcasting revenue - acquisitions / dispositions / format changes	2.1	2.1	0.9

Total net broadcasting revenue	$ 49.0	$ 49.5	$ 47.5

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 17.6	$ 18.1	$ 17.5
Station operating income - acquisitions / dispositions / format changes	(0.8)	(0.8)	(0.2)

Total station operating income	$ 16.8	$ 17.3	$ 17.3

EXHIBIT 99.2

Salem Communications Announces 5% Growth in 2006 Same Station National Block Programming Renewals

CAMARILLO, Calif.--March 8, 2006--Salem Communications (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider and magazine publisher targeting audiences interested in Christian and family themes, today announced the results of its national block programming rate negotiations, which are carried out annually at the start of each year. For 2006, Salem expects same station national block programming revenues to increase by approximately 5%. In addition, consistent with historic patterns, in excess of 90% of Salem's national block programming business was successfully renewed.

Edward G. Atsinger, III, Salem's Chief Executive Officer, commented, “Our commitment to provide our Christian Teaching and Talk block programming partners with a national radio station platform has been a central mission of Salem since its inception. We believe our ability to renew over 90% of our contracts underscores the value we provide.  Overall, our block programming business represents a reliable stream of revenue and cash flow.”

Salem Communications Corporation (Nasdaq: SALM) is a leading U.S. radio broadcaster, Internet content provider and magazine publisher focused on Christian and family themes. In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 1,900 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, a leading Internet provider of Christian content and online streaming; and Salem Publishing™, a leading publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 104 radio stations, including 66 stations in 24 of the top 25 markets. Additional information about Salem may be accessed at the company's website, www.salem.cc.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem's radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.